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As filed with the Securities and Exchange Commission on June 28, 2006

Registration No. 333-122389

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-2
ON
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMC ENTERTAINMENT INC.
And Subsidiary Guarantors Listed on Schedule A Hereto
(Exact name of registrant as specified in its charter)

Delaware	7832	43-1304369
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)
920 Main Street Kansas City, Missouri 64105 (816) 221-4000 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Craig R. Ramsey
Executive Vice President and Chief Financial Officer
AMC Entertainment Inc.
920 Main Street
Kansas City, MO 64105
(816) 221-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin M. Connor, Esq. Senior Vice President, General Counsel and Secretary AMC Entertainment Inc. 920 Main Street Kansas City, MO 64105 (816) 221-4000	Dennis D. Lamont, Esq. Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1200

        Approximate date of commencement of proposed sale to the public: Not applicable.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

SCHEDULE A

SUBSIDIARY GUARANTORS

Exact Name of Registrant as Specified in its Charter	State of Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Code Number	I.R.S. Employer Identification No.
AMC Card Processing Services, Inc.	AZ	7832	20-1879589
Club Cinema of Mazza, Inc.	DC	7832	04-3465019
AMC Entertainment International, Inc.	DE	7832	43-1625326
AMC Realty, Inc.	DE	7832	43-1360799
Centertainment, Inc.	DE	7832	43-1714772
Premium Theater of Framingham, Inc.	MA	7832	04-3399792
American Multi-Cinema, Inc.	MO	7832	43-0908577

DEREGISTRATION OF SECURITIES

        This Registration Statement initially was filed on Form S-2 (File No. 333-122389) (the "Registration Statement") by AMC Entertainment Inc. (the "Company") and the subsidiary guarantors named herein (together with the Company, the "Registrants") and became effective on or about May 13, 2005. This Registration Satement was filed, and the Prospectus that is part hereof was used, solely in connection with offers and sales by J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC (the "Market Makers") related to market-making transactions of an indeterminate amount of the securities registered hereunder (the "Securities"). The Registrants subsequently filed a new registration statement on Form S-1 (File No. 333-133940) (the "New Registration Statement") with respect to offers and sales by the Market Makers related to market-making transactions of an indeterminate amount of the Securities and certain other securities issued by the Company and certain of its subsidiaries (the "Additional Securities"), and such new registration statement became effective on or about May 12, 2006. Accordingly, this Registration Statement has been superseded by the New Registration Statement and, in accordance with the Company's undertakings in Part II, Item 22 of this Registration Statement, the Registrants are filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the notes remaining unsold under the Registration Statement.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, AMC Entertainment Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on June 28, 2006.

AMC Entertainment Inc.
By:	/s/ CRAIG R. RAMSEY
Name:	Craig R. Ramsey
Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Peter C. Brown	Principal Executive Officer, Chairman of the Board, Chief Executive Officer, President and Director	June 28, 2006
* Michael R. Hannon	Director	June 28, 2006
* Stephen P. Murray	Director	June 28, 2006
/s/ STAN PARKER Stan Parker	Director	June 28, 2006
* Aaron Stone	Director	June 28, 2006
* John Connaughton	Director	June 28, 2006
* Michael Connelly	Director	June 28, 2006
* Benjamin Coughlin	Director	June 28, 2006

* Travis Reid	Director	June 28, 2006
* Craig R. Ramsey	Principal Financial Officer, Executive Vice President and Chief Financial Officer	June 28, 2006
* Chris A. Cox	Principal Accounting Officer, Vice President and Chief Accounting Officer	June 28, 2006

*By:	/s/ STAN PARKER Attorney-in-Fact

SIGNATURE

        Pursuant to the requirements of the Securities Act, each of the Registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on June 28, 2006.

AMC CARD PROCESSING SERVICES, INC.
AMC ENTERTAINMENT INTERNATIONAL INC
AMC REALTY, INC.
AMERICAN MULTI-CINEMA, INC.
CENTERTAINMENT, INC.
CLUB CINEMA OF MAZZA, INC.
NATIONAL CINEMA NETWORK, INC.
PREMIUM THEATRE OF FRAMINGHAM, INC.
By:	/s/ CRAIG R. RAMSEY
Name:	Craig R. Ramsey
Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER C. BROWN Peter C. Brown	Principal Executive Officer, Chairman of the Board, Chief Executive Officer, President and Director	June 28, 2006
/s/ PHILIP M. SINGLETON Philip M. Singleton	Executive Vice President and Director	June 28, 2006
/s/ CRAIG R. RAMSEY Craig R. Ramsey	Principal Financial Officer, Executive Vice President, Chief Financial Officer and Director	June 28, 2006
/s/ CHRIS A. COX Chris A. Cox	Principal Accounting Officer, Vice President and Chief Accounting Officer	June 28, 2006

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SCHEDULE A SUBSIDIARY GUARANTORS
DEREGISTRATION OF SECURITIES
SIGNATURE
SIGNATURE